UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2009

Date of Report (date of Earliest Event Reported)

Zoom Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

207 South Street, Boston, MA 02111

(Address of principal executive offices and zip code)

(617) 423-1072

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

IMPORTANT NOTICES

In connection with the proposed transaction described in Item 1.01 below, Zoom Technologies, Inc. (“Zoom”) intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF ZOOM ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY ZOOM WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement without charge from Zoom. The proxy statement and the other relevant materials, when available, and any other documents filed by Zoom with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. You may also read and copy any reports, statements and other information filed by Zoom with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Zoom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Zoom stockholders in favor of the proposed transaction. Certain directors and executive officers of Zoom have interests in the transaction that may differ from the interests of stockholders generally, including without limitation the modification of the vesting provisions of outstanding stock options following the closing of the transaction. Information concerning Zoom’s directors and executive officers, including descriptions of their security holdings, is set forth in the publicly filed documents of Zoom. Stockholders may obtain more detailed information regarding the direct and indirect interests of Zoom and its directors and executive officers in the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

Item 1.01

Entry into a Material Definitive Agreement.

On January 28, 2009, a Share Exchange Agreement (the “Exchange Agreement”) was entered into by and among Zoom, Zoom Telephonics, Inc., a Delaware corporation and wholly owned subsidiary of Zoom (“ZTI”), Lei Gu, a citizen of the People’s Republic of China (“Gu”), Gold Lion Holding Limited, a company organized and existing under the laws of the British Virgin Islands (“Gold Lion”) and Tianjin Tong Guang Group Digital Communication Co., Ltd., a company organized under the laws of the People’s Republic of China (“TCB Digital”). Zoom and ZTI are collectively referred to herein as the “Zoom Parties.” TCB Digital and Gold Lion are collectively referred to herein as the “Seller Parties.”

Information about TCB Digital

Overview

TCB Digital is a high technology company engaged in electronic and telecommunication product design, development, and manufacturing. TCB Digital started its business in 1999 and was originally established as an Electronic Manufacturing Service (EMS) factory for mobile phone vendors. TCB Digital was Motorola’s first independent outsource manufacturing vendor responsible for producing Motorola mobile phones in China. Moreover, TCB Digital was the first EMS factory in China receiving Motorola’s International Quality Product and Qualification certificate. TCB Digital is headquartered in Tianjin, China. TCB Digital’s two main business operations are Electronic Manufacturing Service for OEM (Original Equipment Manufacturer) customers and the design and production of mobile phone products.

TCB Digital offers high quality and comprehensive EMS to both domestic and global customers including Samsung, Tianyu, CECT, DANAHER and Spreadbridge. TCB Digital’s primary products include mobile phones, wireless telecommunication modules, digital cameras, cable TV set-up boxes, and GPS equipments. In addition, TCB Digital has developed various state-of-the-art mobile phones and Smartphones based on both of the main network technologies: Global System for Mobile Communications (“GSM”) and Code Division Multiple Access (“CDMA”). Presently, TCB Digital markets its mobile phone products through distributors in China and also supplies GSM and CDMA mobile phones to major customers, including China Mobile Communications Corporation (“CMCC”), China UNICOM and China Telecom.

Products

TCB Digital started developing and producing GSM and CDMA mobile phones, wireless data modules and GPS equipment in 2004. In 2005 and 2007, TCB Digital successfully customized and assembled two models of Smartphone for Palm that were distributed in the Chinese market. In addition, TCB Digital customized a model for CMCC. In 2007, TCB Digital also successfully developed a dual mode GSM-CDMA Smartphone for China UNICOM under the SK-Telecom brand name.

In 2008, TCB Digital successfully developed and launched four models of 2.5G GSM mobile phones for the Chinese market. These GSM mobile phones have ordinary telephone functions plus data service functions, such as web browsing, short message, multimedia message, multimedia player, game and other optional features. Furthermore, TCB Digital also developed a 2.5G GSM mobile phone that is embedded with the China standard of mobile digital TV function.

Technology

TCB Digital has eight main Surface Mount Technology (“SMT”) lines and ten assembly and testing lines that can manufacture digital communication and consumer electronic products in Tianjin City, China. TCB Digital produced approximately 3.3 million units of Printed Circuit Board Assembly (“PCBA”) and 2 million sets of fully packaged product in 2006 and 6.1 million units of PCBA and 2.5 million sets of fully packaged product in 2007. TCB Digital periodically upgrades its SMT facilities to improve further the production technology and quality.

Sales and Marketing

Mobile Phone Business

TCB Digital markets its mobile phone products via two different strategies. Under the first strategy, TCB Digital develops mobile phones for mobile phone OEM customers. This involves the development, manufacture and shipment of mobile phones, based on each customer’s specifications and under that customer’s brand name. TCB Digital has developed several strategic mobile phone OEM customers in China, including SK Telecom, CECT, Daxian, and Orsus Xelent. In 2007, TCB Digital produced 2.5 million sets of mobile phones and 6.1 million pieces of mobile phone PCBA.

Under TCB Digital’s other strategy, the company sells its mobile phones under the Leimone brand name. For sales of Leimone-branded mobile phone handsets, TCB Digital has distributors and after-sales service centers at the national level, provincial level and municipal level in 31 provinces in China. Those distributors cover approximately 5% of all local distributors and 10% of all retail stores in China.

As the market potential in tier three and four cities and towns in China has been growing significantly, TCB Digital has adjusted its distribution strategy to sell its products not only to distributors at the provincial level, but also to some agents at the municipal level in some provinces. Those municipal agents are better able than the provincial distributors to extend their distribution networks more deeply into tier three and tier four markets.

TCB Digital has commenced the export of its mobile phones to overseas markets and has established a sales office in Hong Kong to promote sales of mobile phones outside China. TCB Digital also is actively participating in bids held by China Mobile, China Telecom and China Unicom in order to try to increase sales of mobile phones to these customers.

EMS Business

TCB Digital started providing EMS services to electronic product and mobile phone product OEM customers in 1999. Over the last nine years, TCB Digital has provided excellent EMS to many domestic and global customers. TCB Digital has been certified by many global OEM customers and received awards and recognition from its customers.

TCB Digital has been recognized as a leading EMS provider in the telecommunication industry. The successful strategic business relationship with Motorola elevated the company’s EMS service to a high standard. TCB Digital also has a well established sales and support network throughout China, which provides effective and comprehensive after-sales services.

Employees

Currently, TCB Digital has approximately 1,050 employees, most of whom are based in Tianjin City. TCB Digital’s employees include 700 EMS manufacturing operators, 100 sales executives, 80 research and development engineers, 90 after-sales service technicians and other support staff and management personnel.

The Exchange Agreement

Pursuant to the Exchange Agreement, Zoom intends to acquire from Gold Lion 100% of an entity called Jiansu Leimone Electronics Co., Ltd., a foreign investment enterprise organized under the laws of the People’s Republic of China (“Jiansu Leimone”), which entity owns 51.03% of the outstanding capital stock of TCB Digital in exchange for 4,225,219 shares of Zoom common stock. Gu, the majority stockholder of Gold Lion, holds an option (the “TCB Option”) to acquire an additional 28.97% of the outstanding capital stock of TCB Digital (the “TCB Option Shares”). Pursuant to the Exchange Agreement, Zoom has agreed to provide Gu the option to exchange the TCB Option Shares for the issuance by Zoom to Gold Lion of an additional 2,402,576 shares of Zoom common stock. Assuming the exercise by Gu of the TCB Option and exchange of the TCB Option Shares for additional Zoom common stock, Zoom would acquire an 80% interest in TCB Digital in exchange for an aggregate of 6,627,795 shares of Zoom common stock.

Upon the terms and subject to the Exchange Agreement, the number of shares issuable pursuant to Gold Lion for the initial 51.03% interest in TCB Digital would increase to 5,818,439 shares of Zoom common stock, and the number of shares issuable pursuant to Gold Lion for the additional 28.97% interest in TCB Digital would increase to 3,308,524 shares of Zoom common, if either: (i) as of the date the Zoom stockholders approve the acquisition, Zoom’s common stock is not listed on the NASDAQ Capital Market or (ii) the NASDAQ Capital Market has not approved Zoom’s listing application for the post-transaction entity within 30 days after the closing of the Exchange Agreement.

Zoom will also have purchase options to acquire from Gu five other companies that are wholly owned or majority owned by Gu (the “Leimone Companies”), with the option price of each company based on the higher of a minimum price or a multiple of that company’s net income.

At the closing of the Exchange Agreement, Zoom intends to issue a dividend consisting of 100% of the issued and outstanding capital stock of ZTI to its stockholders of record as of the date of the closing (the “Spin-Off”). In connection with the Spin-Off, Zoom would contribute, distribute or otherwise transfer all of its current and future assets and liabilities related to the business of Zoom to ZTI, subject to certain licensing rights discussed below. Zoom’s stockholders immediately prior to the closing would retain their existing shares in Zoom and would also receive an equal number of new shares in ZTI.

License Agreement

In connection with the completion of the TCB Digital acquisition, ZTI has agreed to enter into a License Agreement with TCB Digital (the “License Agreement”) granting TCB Digital licensing rights for “Zoom” and “Hayes” trademarks for certain products and geographic regions. The License Agreement provides for an exclusive, worldwide license for the “Zoom” trademark for (a) mobile phones (excluding cordless landline phones); and accessories for using mobile phones (excluding cordless landline phones), such as chargers, carrying cases and antennas; and (b) all retail sales, repair and maintenance of the goods discussed in (a). The License Agreement provides for an exclusive license in Greater China, including the People’s Republic of China, Hong Kong, Taiwan and Macau for the “Hayes” trademark for (i) mobile phones (excluding cordless landline phones); accessories for using mobile phones (excluding cordless landline phones), such as chargers, carrying cases and antennas, infrastructure equipment for mobile phone operators; software for mobile phones (e.g. ring tones, wallpaper, etc.); Global Positioning System

(GPS) devices; 2-way radios; and mobile televisions; and (ii) all retail sales, repair and maintenance of the goods discussed in (i).

Representations and Warranties

In the Exchange Agreement, the Seller Parties make certain representations and warranties relating to, among other things: (a) good title to shares; (b) capital structure; (c) organization and standing; (d) authority and enforceability; (e) existence of subsidiaries; (f) absence of conflicts; (g) consents and approval required; (h) financial statements accuracy; (i) absence of certain changes or events; (j) absence of undisclosed liabilities; (k) absence of litigation; (l) title to properties; (m) title to intellectual property; (n) taxes; (o) employment and labor matters; (p) transactions with affiliates and employees; (q) insurance; (r) material contracts; (s) compliance with applicable laws; (t) absence of foreign corrupt practices; (u) compliance with money laundering laws; (v) brokers fees; (w) Office of Foreign Assets Control of the U.S. Treasury Department; (x) additional People’s Republic of China representations and warranties; (y) environmental matters; (z) internal accounting controls; (aa) possession of license and permits; (bb) absence of governmental inquiry; (cc) accuracy of records; and (dd) business relationships.

In the Exchange Agreement, Gu makes certain representations and warranties relating to, among other things: (a) good title to shares; (b) authority and control; and (c) status as an accredited investor.

In the Exchange Agreement, the Zoom Parties make certain representations and warranties relating to, among other things: (a) capital structure; (b) organization and standing; (c) authority and enforceability; (d) absence of subsidiaries; (e) absence of conflicts; (f) consents and approval required; (g) absence of certain changes or events; (h) SEC documents; (i) absence of litigation; (j) employment matters; (k) transactions with affiliates and employees; (l) title to properties; (m) insurance; (n) material contracts; (o) compliance with applicable laws; (p) Office of Foreign Assets Control of the U.S. Treasury Department; (q) Sarbanes Oxley; (r) ownership of intellectual property; (s) environmental matters; (t) possession of license and permits; (u) brokers fees; (v) required votes; (w) board approval; (x) taxes; (y) absence of foreign corrupt practices; (z) compliance with money laundering laws; (aa) absence of governmental inquiry; and (bb) accuracy of records.

Conditions to Closing

Seller Parties’ Conditions to Closing

The obligations of the Seller Parties to enter into and complete the closing are subject, at the option of the Seller Parties, to the fulfillment on or prior to the closing date of, among other items, the following conditions by Zoom and ZTI, any one or more of which may be waived by the Seller Parties in writing:

•

no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental authorities to restrain, modify or prevent the carrying out of the transactions or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of the Seller Parties, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Zoom;

•

there shall not have been, alone or in the aggregate, any one or more occurrence, event, incident, action, failure to act, or transaction since September 30, 2008 which has had or is reasonably likely to cause a material adverse effect on Zoom;

•

Zoom shall have filed the definitive Proxy Statement with the SEC and mailed it to Zoom’s stockholders;

•

the requirements of The Nasdaq Stock Market, Inc. and Delaware law, the Exchange Agreement and the transactions contemplated thereby and by the transaction documents shall have been approved by a majority of the votes properly cast by Zoom’s stockholders at a stockholders’ meeting at which at least a quorum is present;

•

Zoom and ZTI shall have completed the Spin-Off in a manner that is reasonably satisfactory to the Seller Parties;

•

no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Zoom’s conduct or operation of the business of Zoom following the initiation of the transactions contemplated by the Exchange Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority, domestic or foreign, seeking the foregoing be pending;

•

each of the executive officers and directors of Zoom shall have executed and delivered to the Seller Parties a Zoom a Lock-Up and Voting Agreement and such agreements shall be in full force and effect on the closing date;

•

each of Frank Manning and Peter Kramer shall have executed and delivered to the Seller Parties and Zoom a Founder Lock-Up Agreement and such agreements shall be in full force and effect on the closing date;

•

Zoom and the Seller Parties shall have received resignations from all of the officers and directors of Zoom prior to the closing date;

•

Zoom and the Seller Parties shall have received a Separation Agreement and General Release from each person who is a party to an employment or consulting agreement with Zoom prior to the closing date; and

•

the Seller Parties shall have received studies prepared by Zoom’s tax advisors, along with work papers and explanations of procedures, with conclusions as to (i) the tax basis that Zoom has in the stock of ZTI as of the closing date, and (ii) the current and accumulated “earnings and profits” of Zoom as of the closing date, a draft of which shall be provided to the Seller Parties within 30 days prior to the closing date for the Seller Parties’ review and comment, with finalized copies to be delivered to the Seller Parties as of the closing date.

Zoom’s Conditions to Closing

The obligations of Zoom to enter into and complete the Closing are subject, at the option of Zoom, to the fulfillment on or prior to the closing date of, among other items, the following conditions by the Seller Parties, any one or more of which may be waived by Zoom in writing:

•

no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental authorities, modify or prevent the carrying out of the transactions or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of the Seller Parties, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Zoom;

•

there shall not have been, alone or in the aggregate, any one or more occurrence, event, incident, action, failure to act, or transaction since June 30, 2008 which has had or is reasonably likely to cause a material adverse effect on any of the Leimone Companies or TCB Digital;

•

Zoom shall have filed the definitive Proxy Statement with the SEC and mailed it to Zoom’s stockholders;

•

in accordance with the constituent documents of Zoom, the requirements of The Nasdaq Stock Market, Inc. and Delaware law, the Exchange Agreement and the transactions contemplated thereby and by the transaction documents shall have been approved by a majority of the votes properly cast by Zoom’s stockholders at a stockholders’ meeting at which at least a quorum is present; and

•

no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting TCB Digital’s conduct or operation of the business of TCB Digital following the initiation of the transactions contemplated by the Exchange Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority, domestic or foreign, seeking the foregoing be pending.

If permitted under applicable law, either Zoom or the Seller Parties may waive any inaccuracies in the representations and warranties made to such party contained in the Exchange Agreement and may waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Exchange Agreement.

Covenants of the Parties

In the Exchange Agreement, TCB Digital and Gu have covenanted to the following:

•

TCB Digital has agreed to deliver to Zoom (i) audited financial statements prepared in accordance with U.S. GAAP for each fiscal year, beginning with the year ended December 31, 2008, no later than March 31 following the end of such fiscal year, and (ii) unaudited interim financial statements prepared in accordance with U.S. GAAP for the first three quarters of each fiscal year, beginning with the quarter ending March 31, 2009, no later than 45 days following the end of such fiscal quarter;

•

If Zoom exercises its option with respect to any of the Leimone Companies, Gu shall cause such Leimone Company to provide Zoom with financial statements with respect to such Leimone Company as required by Zoom to complete any required SEC filings in connection with the exercise of such option in form and substance reasonably satisfactory to Zoom and as required by the SEC;

•

the Seller Parties have agreed to use their reasonable efforts to provide promptly to Zoom such information concerning its business affairs and financial statements as, in the reasonable judgment of Zoom or its counsel, may be required or appropriate for inclusion in the proxy statement, or in any amendments or supplements thereto, shall cause its counsel to cooperate with Zoom’s counsel in the preparation of the proxy statement and shall request the cooperation of TCB Digital’s auditors in the preparation of the proxy statement; and

•

Gu has agreed to deliver, no less than ten business days prior to closing, executed agreements in form reasonably acceptable to Zoom with each of the Leimone Companies providing Zoom with a right of first refusal to acquire any debt or equity securities to be issued or sold by such Leimone Company from the date hereof until the expiration of the option period related to such Leimone Company.

In the Exchange Agreement, Zoom has covenanted to the following:

•

Zoom shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of the TCB Digital acquisition and related transactions;

•

Zoom has entered into Lock-Up and Voting Agreements with each of its executive officers and directors, pursuant to which each such person agrees until the closing not to sell, transfer, assign, pledge or hypothecate any shares of Zoom’s common stock and to vote their shares in favor of the approval of the TCB Digital acquisition and related transactions;

•

Zoom shall enter into Founder Lock-Up Agreements with Frank Manning and Peter Kramer, pursuant to which they agree that during the period commencing on the date of closing and ending on and including the 365th day following the date of the closing, each person will not sell, transfer, assign, pledge or hypothecate, in any calendar month, greater than 3% of the shares of Zoom’s common stock sold in the previous four (4) calendar weeks; and

•

Zoom agrees to take all reasonable action necessary to maintain its common stock listing on the NASDAQ Capital Market. Zoom also agrees to fully cooperate with TCB Digital and their representatives in the process of applying to have Zoom’s common stock listed on the NASDAQ Capital Market upon and following the closing.

Additional Agreements and Covenants

The parties have agreed that if Zoom sells any equity securities on or after the date of the Exchange Agreement and before the closing, any consideration received from such sales (i) will not be distributed or otherwise transferred to ZTI or any other person, (ii) will not be utilized in any way by ZTI or any other person and (iii) will remain in Zoom after the closing.

The parties have agreed that for a period of at least one year after the closing, Zoom shall not sell, transfer or otherwise dispose of any equity interest or material asset of TCB Digital without the prior written consent of Gu.

Termination

Unless waived by the parties to the Exchange Agreement in writing, the transactions contemplated thereby may be terminated and/or abandoned at any time but not later than the closing:

•

by mutual written consent of the Seller Parties, the Zoom Parties and Gu (the “Parties”);

•

by either Zoom or the Seller Parties, if the closing has not occurred by June 30, 2009 or such other date as may be mutually agreed to;

•

by the Seller Parties if Zoom shall have breached any of its covenants in the Exchange Agreement in any material respect, if the representations and warranties of Zoom contained in the Exchange Agreement shall not be true and correct in all material respects, at the time made and as of the closing, or if Zoom amends or supplements its disclosure schedule to the Exchange Agreement and such amendment or supplement discloses a material adverse effect;

•

by Zoom if the Seller Parties shall have breached any of their covenants in any material respect, if the representations and warranties of the Seller Parties contained in the Exchange Agreement shall not be true and correct in all material respects, at the time made and as of the closing, or if the Seller Parties amend or supplement their disclosure schedule to the Exchange Agreement and such amendment or supplement discloses a material adverse effect;

•

by either Zoom or the Seller Parties, if, at the Zoom stockholders’ meeting (including any adjournments thereof), the Exchange Agreement and the transactions contemplated thereby shall fail to be approved and adopted by Zoom’s stockholders.

Effect of Termination; No Termination Fee

If the Exchange Agreement is terminated in accordance with the termination provisions of the Exchange Agreement, then each party will be responsible for the payment of the expenses and fees incurred by it in connection with or related to the transactions contemplated thereby, all further obligations of the parties shall terminate, no party shall have any right against the other party thereto, and each party will bear its own costs and expenses.

Indemnification

The parties to the Exchange Agreement have agreed to certain indemnification obligations provided that neither party will be entitled to indemnification unless the aggregate amount of damages to such party exceeds $5,000, and then only to the extent such damages exceed $5,000; provided that, with limited exceptions, the aggregate amount of damages payable by the indemnifying party to the indemnified party may not exceed $3,000,000.

Important Notice regarding the Exchange Agreement and License Agreement

The foregoing descriptions of the Exchange Agreement, the License Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Exchange Agreement and the License Agreement. Copies of the Exchange Agreement and the License Agreement are attached hereto as Exhibit 2.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

The Exchange Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Zoom, TCB Digital, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Exchange Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Exchange Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Zoom, TCB Digital or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in public disclosures by Zoom.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements may include, but not be limited to, statements about the benefits of the proposed transaction, including the resulting companies’ plans, objectives, expectations, and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zoom’s management, and are subject to significant risks and uncertainties. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the transaction will not occur, or that it will occur with some variation on the summary above; the possibility that the transaction will not have the benefits anticipated; possible delays in the receipt of TCB Digital’s 2008 audit or submission and approval of the proxy associated with this transaction; failure of Zoom’s stockholders to approve this transaction; the risk that the corporations or individuals directly or indirectly owning TCB Digital will have problems associated with their ownership or be encumbered in their ability to transfer ownership to Zoom; the possibility that the transaction does not close including, but not limited, the failure to satisfy closing conditions; the possibility of further dilution if the new merger entity is unable to retain its Nasdaq listing; and the possibility that one or more of the options on the five additional companies may have little value. Neither Zoom nor TCB Digital assumes any obligation to update any forward-looking statements.

Item 3.02

Unregistered Sales of Equity Securities.

As additional consideration for the entry into the Exchange Agreement, Zoom issued 90,000 shares of Zoom common stock to Gold Lion and its designee. This common stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act and Section 506 of Regulation D promulgated thereunder. These signing consideration shares will be retained by the recipients even in the event that the Exchange Agreement is terminated prior to closing. The signing consideration shares are in addition to, and are not deducted from, any other consideration provided in the Exchange Agreement.

Item 7.01

Regulation FD Disclosure.

Attached as Exhibit 99.1 is the press release issued in connection with the execution of the Exchange Agreement.

The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01

Financial Statement and Exhibits.

(a)

Not applicable

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits.

2.1

Share Exchange Agreement by and among Zoom, ZTI, Gu, Gold Lion and TCB Digital dated January 28, 2009

10.1

Form of Lock-Up and Voting Agreement entered into between Zoom and each of its executive officers and directors

10.2

Form of License Agreement to be entered into between ZTI and TCB Digital

99.1

Press release of Zoom Technologies, Inc. dated January 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Technologies, Inc.

Date: February 3, 2009	By:	/s/ Frank Manning
Name: Frank Manning
Title: President & Chief Executive Officer